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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: NOVEMBER 19, 1998


                             CONVERGYS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             Ohio                         1-4379                 31-1598292
 (State or Other Jurisdiction    (Commission File Number)      (IRS Employer
       of Incorporation)                                     Identification No.)

          201 East Fourth Street
             Cincinnati, Ohio                                      45202
 (Address of Principal Executive Offices)                        (Zip Code)

       Registrant's telephone number, including area code: (513) 397-5364




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Item 5.  Acquisition or Disposition of Assets.

         On November 19, 1998, Cincinnati Bell Inc. announced that it has set the distribution ratio and record date for the previously announced distribution of Convergys Corporation, its 90%-owned customer-care and billing business. Cincinnati Bell shareholders of record at the close of business on December 1, 1998, will receive one share of Convergys Corporation for each share of Cincinnati Bell Inc. owned on that date, or approximately 137 million shares in the aggregate. The distribution will be effective on December 31, 1998. After the distribution, Cincinnati Bell will not have any ownership interest in Convergys Corporation. Additional information concerning the distribution is contained in a letter that will be sent to all Cincinnati Bell shareholders, a copy of which is being filed as Exhibit 20 to this Form 8-K.

         (c)      Exhibits.

                  20 Letter to Cincinnati Bell shareholders dated November 19, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             CONVERGYS CORPORATION


                                          By:    /s/ Steven G. Rolls
                                                 ------------------------------
                                                 Steven G. Rolls
                                                 Chief Financial Officer


Date:  November 24, 1998


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Index to Exhibits


Exhibit    Description

20         Letter to Cincinnati Bell shareholders dated November 19, 1998.